Exhibit 99.2

News Release	Advance Auto Parts
5008 Airport Road
Roanoke, VA 24012

Shelly Whitaker, APR
Media Contact
t: 540-561-8452
e: shelly.whitaker@advanceautoparts.com

Zaheed Mawani
Investor Contact
t: 952-715-5097
e: zaheed.mawani@advanceautoparts.com

ADVANCE AUTO PARTS REFINANCES CREDIT FACILITY

ROANOKE, Va., December 5, 2013– Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket retailer of parts, batteries, accessories and maintenance items, announced today that it has entered into a new $1 billion unsecured revolving credit facility, maturing in December 2018, and a $700 million unsecured term loan, maturing five years from the date of funding. These facilities replace the Company’s existing $750 million revolving credit facility, which matures in May 2016. The proceeds of the loans are expected to be used to finance the recently announced acquisition of General Parts International, Inc. (GPII) and for general corporate purposes.

“We are pleased to have completed our financing for the pending strategic acquisition of General Parts and remain committed to maintaining our investment grade credit ratings,” said Mike Norona, Executive Vice President and Chief Financial Officer of Advance Auto Parts.

The interest rates on borrowings under the facilities are based on adjusted LIBOR plus a margin or, at the Company’s option, on an alternate base rate plus a margin. The margins for both types of borrowings are based on the Company’s credit ratings.

About Advance Auto Parts

Headquartered in Roanoke, Va., Advance Auto Parts, Inc., a leading automotive aftermarket retailer of parts, accessories, batteries, and maintenance items in the United States, serves both the do-it-yourself and professional installer markets. As of October 5, 2013, the Company operated 4,018 stores in 39 states, Puerto Rico, and the Virgin Islands. Additional information about the Company, employment opportunities, customer services, and online shopping for parts and accessories can be found on the Company’s website at www.AdvanceAutoParts.com.

About General Parts International, Inc.

Headquartered in Raleigh, North Carolina and founded in 1962 by Chairman O. Temple Sloan Jr., General Parts is a leading distributor and retailer of replacement parts, supplies, tools and equipment for automobiles, light and heavy trucks, off-road equipment, buses, recreational equipment, and agricultural equipment. As of September 30, 2013, GPII operates the CARQUEST auto parts distribution network, with 38 distribution centers, 1,246 company operated stores across the US and Canada and 1,418 independently owned CARQUEST locations primarily in the US and

Exhibit 99.2

Canada. It also operates WORLDPAC, a leading importer and distributor of original equipment and quality aftermarket replacement automotive parts to import specialists in North America and Puerto Rico operating four main distribution centers and 102 facilities across the US and Canada. More information about General Parts International Inc. can be found on the company’s websites: www.CARQUEST.com and at www.WORLDPAC.com.

Forward Looking Statements Certain statements contained in this communication are forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed acquisition of GPII by AAP; the benefits and other effects of the proposed transaction; the combined company’s plans, objectives and expectations; the terms and timing of anticipated financing relating to the proposed transaction, including statements regarding AAP’s commitment and ability to maintain its investment grade credit rating; expected growth and future performance of AAP, including store growth, capital expenditures, comparable store sales, SG&A, operating income, gross profit rate, free cash flow, profitability and earnings per diluted share for fiscal year 2013; expected financial results for the full year 2013; and other statements that are not historical facts. These forward-looking statements are subject to significant risks, uncertainties and assumptions, and actual future events or results may differ materially from such forward-looking statements. Such differences may result from, among other things, the ability to close the proposed transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions; the risk that regulatory approvals that are required to complete the proposed transaction may not be received, may take longer than expected or may impose adverse conditions; the failure to obtain the necessary financing for the transaction, including as contemplated by the financing commitment obtained by AAP at the time of signing the proposed transaction; the risk that the benefits of the proposed transaction, including synergies, may not be fully realized or may take longer to realize than expected; the possibility that the transaction may not advance AAP’s business strategy; the risk that AAP may experience difficulty integrating GPII’s employees, business systems and technology; the potential diversion of AAP’s management’s attention from AAP’s other businesses resulting from the proposed transaction; the impact of the proposed transaction on third-party relationships, including customers, wholesalers, independently owned and jobber stores and suppliers; changes in regulatory, social and political conditions, as well as general economic conditions; competitive pressures; demand for AAP’s and GPII’s products; the market for auto parts; the economy in general; inflation; consumer debt levels; the weather; business interruptions; information technology security; availability of suitable real estate; dependence on foreign suppliers; and other factors disclosed in AAP’s 10-K for the fiscal year ended December 29, 2012 on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. With respect to the preliminary financial results and outlook included in this communication, during AAP’s closing process and the preparation of final consolidated financial statements and related notes, AAP may identify items that would require adjustments to amounts included in the preliminary results. AAP intends these forward-looking statements to speak only as of the time of this communication and does not undertake to update or revise them as more information becomes available.

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